As filed with the Securities and Exchange Commission on October 14, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Sapiens International Corporation N.V.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Curaçao	None
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Landhuis Joonchi

Kaya Richard J. Beaujon z/n

P.O. Box 837

Curaçao

+ 5999-736-6277

(Address and telephone number of Registrant’s principal executive offices)

Sapiens Americas Corporation

4000 CentreGreen Way, Suite 150

Cary, NC 27513

(919) 405-1500

(Name, address and telephone number of agent for service)

With copies to:

Mike Rimon, Adv.

Jonathan M. Nathan, Adv.

Meitar Liquornik Geva Leshem Tal, Law Offices

16 Abba Hillel Rd., Ramat Gan 52506, Israel

Tel: +972-3-610-3100

Fax: +972-3-610-3687

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)		Amount of registration fee(2)
Common Shares, par value €0.01 per share			$80,500,000	(3)(4)	$8,106.35	(5)

(1)	The amount being registered shall also include any additional common shares that may become issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3)	We are registering for sale in a primary offering(s) hereunder such indeterminate number of common shares as shall have an aggregate initial offering price not to exceed $80,500,000.
(4)	The aggregate offering price of all securities registered for the offering(s) is provided pursuant to Rule 457(o) under the Securities Act and General Instruction II.C to Form F-3.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 14, 2015

PROSPECTUS

Sapiens International Corporation N.V.

Common Shares

We may from time to time offer and sell, in one or more offerings, our common shares with an aggregate initial offering price of up to $80,500,000. At any time a particular offer of the common shares covered by this prospectus is made by us, we will provide a prospectus supplement, if required. Any such prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

We may offer the common shares independently or together for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. If any underwriters, dealers or agents are involved in the sale of any of the common shares, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the “Plan of Distribution” and “About this Prospectus” sections for more information.

You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus carefully before you invest in any of our securities. Our common shares are quoted on the NASDAQ Capital Market and the Tel Aviv Stock Exchange under the symbol “SPNS.”

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors“ on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated                   , 2015

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may from time to time offer and sell our common shares, in one or more offerings, up to a total dollar amount of $80,500,000.

This prospectus only provides you with a general description of our common shares. Each time we sell our common shares, we will provide a prospectus supplement containing specific information about the offering, if required. Any such prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our common shares, you should carefully read both this prospectus and any prospectus supplement together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation By Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When acquiring any common shares discussed in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. Neither we nor any underwriter, dealer or agent has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our common shares in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.

We may sell our common shares to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to:

“Sapiens,” the “Company,” the “Registrant,” “us,” “we” and “our” are to Sapiens International Corporation N.V., a Curaçao company, and its consolidated subsidiaries.

“Our shares,” “common shares” and similar expressions refer to the Registrant’s Common Shares, par value € 0.01 per share.

“Dollars”, “US dollars” or “$” are to United States Dollars.

“Shekels,” and “NIS” are to New Israeli Shekels.

“Companies Law” are to the Israeli Companies Law, 5759-1999, as amended.

“Securities Act” are to the Securities Act of 1933, as amended.

“Exchange Act” are to the Securities Exchange Act of 1934, as amended.

“NASDAQ” are to the NASDAQ Capital Market.

“TASE” are to the Tel Aviv Stock Exchange.

“SEC” are to the United States Securities and Exchange Commission.

3

OUR COMPANY

We are a leading global provider of software solutions for the insurance industry, with an emerging focus on the broader financial services sector. We offer core software solutions for Property & Casualty/General Insurance (P&C), and Life, Pensions & Annuities (L&P) providers, allowing them to manage policy administration, claims management and billing functions. We also provide record-keeping software solutions for Retirement Services providers. In addition, we offer a variety of other technology-based solutions that enable organizations to deploy business logic and comply with policies and regulations across their organizations. Our solutions enable customers to respond to the rapidly-evolving market needs and regulatory changes, while improving the efficiency of their core operations, thereby increasing revenues and reducing costs. We also offer services to insurance providers and financial institutions around the globe, including consulting, migration, project delivery and implementation of our solutions. We are a public limited liability company. We were incorporated and registered in the former Netherlands Antilles on April 6, 1990. Following the dissolution of The Netherlands Antilles in late 2010, we became registered, and currently operate, under the provisions of the Curaçao Civil Code. Our registered office is located at Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curaçao, and our telephone number in Curaçao is + 5999-736-6277. United International Trust N.V. is the Company’s agent in Curaçao and serves as a member of our Board of Directors. Our principal executive office is located at Azrieli Center, 26 Harukmim St., Holon, Israel and the telephone number for this office is +972-3-790-2000. Our agent for service of process in the US is our subsidiary, Sapiens Americas Corporation, 4000 CentreGreen Way, Suite 150, Cary, NC 27513, USA. Our website address is http://www.sapiens.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

MATERIAL UPDATES

Acquisitions

Since the filing of our last Annual Report on Form 20-F, we have consummated two acquisitions. In May, 2015, we acquired IBEXI Solutions Private Limited, or IBEXI, an India-based provider of insurance business and technology solutions. At or around the date of its acquisition, IBEXI had a team of 180 insurance and technology professionals, centered in Asia Pacific and servicing 18 insurers in both the P&C and L&P markets, including leading insurance companies in India. IBEXI offers IT business consulting services to insurance companies on both core insurance and supporting systems. In addition to its own insurance products, business intelligence (BI) and insurance portal offerings, IBEXI also provides implementation services for insurance business solutions, including for external products. Since the acquisition, IBEXI has managed the Sapiens Asia Pacific domain, and has established a footprint for Sapiens as a regional center. IBEXI’s revenues for the year ended December 31, 2014 were approximately $4.3 million. A portion of IBEXI’s revenues were generated from sales to Sapiens. Without factoring in IBEXI’s revenues generated from sales to Sapiens, IBEXI’s 2014 full year revenues totaled $3.6 million.

In addition, in August 2015, we acquired Insseco Sp. z o.o., or Insseco, a Poland-based software provider for the insurance market that had been wholly-owned by Asseco Poland S.A., or Asseco, the indirect controlling shareholder of our company. Insseco, with a team of 140 insurance professionals at or around the date of its acquisition, has an established presence in the Polish insurance market and services major insurance customers in Poland, including top-tier insurance carriers. Insseco's revenues were $15.4 million for the twelve months ended December 31, 2014. We intend to continue to support Insseco's customers, while also introducing our software solutions into the Polish insurance market. The purchase price for this acquisition was 34.3 million Polish Zloty (PLN) or $9.1 million. We paid to Asseco the acquisition consideration in cash, less an amount of 10.3 million Polish Zloty or $2.7 million that was deposited in escrow to secure the indemnification obligations of Asseco to Sapiens under the acquisition agreement.

Under the acquisition agreement, the seller may be entitled to, or may be subject to, upside or downside performance based adjustments to the purchase price, relating to achievements of, or failures to achieve, certain revenue and profitability goals over the next five years. If the aggregate revenues generated by Insseco from its activity from July 1, 2015 through June 30, 2020 exceed 90.0 million Polish Zloty or approximately $23.8 million, the seller shall be entitled to receive additional amounts ranging from 3% to 15% of the excess amount of Insseco revenues. If the aggregate revenues generated by Insseco for the period commencing on July 1, 2015 and ending on June 30, 2018 are below 84.0 million Polish Zloty or $22.2 million, the seller shall pay Sapiens an amount equal to 35% of the deficiency under the above amount. As to profitability goals, the amounts payable to the seller may be adjusted upwards or downwards as a result of changes in the profitability of a specific account that we acquired as part of the acquisition. The estimated fair value of the contingent payments that depend on the revenue and profitability goals is $1.1 million.

4

These acquisitions were also described in press releases appended as Exhibit 99.1 to our Reports of Foreign Private Issuer on Form 6-K, furnished to the SEC on March 31, 2015 and July 28, 2015, respectively.

Prospective Litigation

Following the filing of our Annual Report on Form 20-F for 2014, one of our wholly-owned subsidiaries was summoned to a hearing at a court in Amsterdam in connection with a claim initiated against it by one of its customers.

Although the software system provided by our subsidiary has been used by the customer since 2008, the customer now claims that the software system furnished to the customer did not comply with the requirements of the customer and that our subsidiary failed to correct errors in the software systems in accordance with the service level agreement between the parties. The remedies sought by the customer are (i) termination of all contracts with our subsidiary and (ii) refund of all amounts paid by the customer to our subsidiary under the foregoing contracts plus damages in an aggregate amount of approximately €21.5 million.

As of the date of this prospectus, we are examining together with our advisors the foregoing claim, the obligations of our subsidiary under the contracts with the customer (including limitations on liability thereunder) and the availability of insurance coverage with respect to the claim.  We have included in our financial statements a provision which reflects our current estimate of the outcome of the foregoing claim.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated in it by reference and accompanying prospectus supplements may contain or incorporate statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can be identified by the use of forward-looking language such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “plan,” “project,” “seek,” “could,” “should” or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in any applicable prospectus supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and any applicable prospectus supplement. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should refer to the “Risk Factors” section of this prospectus or our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

The “Risk Factors” section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any prospectus supplement.

RISK FACTORS

Investing in our common shares involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 20-F, and in our updates, if any, to those risk factors in our Reports of Foreign Private Issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of common shares as shall have a maximum aggregate offering price of $80,500,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

5

USE OF PROCEEDS

Except as otherwise described in any prospectus supplement, we anticipate using the net proceeds from the sale of the common shares for general corporate purposes.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF COMMON SHARES

We were incorporated in the former Netherlands Antilles on April 6, 1990. Following the dissolution of The Netherlands Antilles in late 2010, we became registered, and currently operate, under the provisions of the Curaçao Civil Code, and our affairs are governed by our Articles of Association, or the Articles, and the Curaçao Civil Code.

As of the filing of the registration statement of which this prospectus forms a part, the maximum nominal capital of the Company is € 550,000 divided into 54,000,000 common shares and 1,000,000 preferred shares, each with a nominal value of € 0.01. As at December 31, 2014, 2013 and 2012, we had 47,679,311, 46,014,982 and 38,679,505 common shares outstanding, respectively. We have no preferred shares outstanding. Prior to the filing of the registration statement of which this prospectus forms a part, we sent a notice and proxy statement to our shareholders for a special general meeting of shareholders at which we will seek shareholder approval for an amendment to our Articles that increases our maximum nominal capital to € 710,000 divided into 70,000,000 common shares and 1,000,000 preferred shares, each with a nominal value of € 0.01. As of the date of this prospectus, we have received a proxy card from our majority shareholder, Formula Systems (1985) Ltd., instructing the persons named therein to vote in favor of the amendment to the Articles. We therefore expect the amendment to be approved at the shareholder meeting.

The following description of our common shares does not purport to be complete and is qualified in its entirety by reference to the Articles, which are filed as an exhibit to the registration statement of which this prospectus forms a part.

Rights and Preferences. As of the filing of the registration statement of which this prospectus forms a part, the Company has a nominal capital consisting of a maximum number of 54,000,000 common shares and 1,000,000 preferred shares (subject, however to the above-described increase in nominal capital and maximum number of authorized common shares being proposed for approval at our upcoming special general meeting of shareholders, which we expect will be approved based on the proxy in favor of the amendments submitted by our majority shareholder). The Company has only one class of shares of common stock, the common shares, currently outstanding. The rights and preferences of the holders of common shares are summarized below. The Articles authorize a class of preferred shares, or the Preferred Shares. As of the date of this prospectus, no Preferred Shares are issued and outstanding.

Common Shares. Holders of the common shares are entitled to one vote for each whole share on all matters to be voted upon by shareholders, including the election of directors. Holders of the common shares do not have cumulative voting rights in the election of directors. All common shares are equal to each other with respect to liquidation and dividend rights. Holders of the common shares are entitled to receive dividends, subject to shareholder approval, out of funds legally available under Curaçao law. Profits shall be distributed first to holders of any series or class of Preferred Shares, in accordance with their respective ranking, then to the holders of Common Shares. See “Dividend Policy” below. In the event of the liquidation of the Company, all assets available for distribution to the holders of the common shares are distributable among them according to their respective holdings, subject to the preferences of any shares having a preference upon liquidation that may be then outstanding. Holders of the common shares have no preemptive rights to purchase any additional, unissued common shares.

Preferred Shares. The Articles permit the board of directors to provide for the issuance of up to 1,000,000 Preferred Shares and the board of directors may establish a class or series of Preferred Shares, the number of shares to be included in any such class or series and the powers, preferences, and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each such series shall include, without limiting the generality of the foregoing, the determination of any or all of the following: (i) the number of shares of such class or series and the distinctive designation of the class or series of Preferred Shares from the Preferred Shares of all other series; (ii) whether the class or series of Preferred Shares is entitled to dividends, and the amounts and timing of payment thereof; (iii) the voting powers, if any, of the holders of shares of such series and whether such voting powers are full or limited; (iii) the right to convert the preferred shares into common shares or another series of Preferred Shares; (iv) the redemption rights, if any, applicable to such series, including, without limitation, the redemption price or prices, if any, to be paid for the shares of such series; and (ix) any other preferences permitted by law. Though the actual effect of any such issuance on the rights of the holders of common shares will not be known until our board of directors determines the specific rights of the holders of Preferred Shares, the potential effects of such an issuance include:

6

•           diluting the voting power of the holders of common shares;

•           reducing the likelihood that holders of common shares will receive dividend payments;

•           reducing the likelihood that holders of common shares will receive payments in the event of our liquidation, dissolution, or winding up; and

•           delaying, deterring or preventing a change-in-control or other corporate takeover.

Dividend Policy. Upon review of our consolidated results of operations, financial condition, cash requirements, future prospects and other factors, on January 15, 2013 and again on April 20, 2015, our Board of Directors determined, subject to shareholder approval, to declare and pay one-time cash interim dividends of $0.15 and $0.15 per Common Share (or $5.8 million and $7.2 million, in the aggregate, respectively), which interim dividends were paid on February 22, 2013 and June 1, 2015, respectively. Our Board of Directors has not yet made a determination as to whether the Company would pay additional dividends in the future. Any determination in the future to pay dividends will be dependent upon our financial condition and cash requirements and other factors. In addition, the ability of the Company to pay dividends is subject to the limitations of the Curaçao Civil Code, which provides, among other things, that interim dividends, while permitted to be paid periodically during a fiscal year, are subject to a resolution of the Board of Directors in that respect, if justified by the anticipated profits of the Company, as an advance payment of the dividend expected to be declared by the General Meeting of Shareholders. The Curaçao Civil Code also provides that a distribution of dividends can only occur if, at the moment of distribution, the equity of the Company equals at least the nominal capital of the Company and, as a result of the distribution, will not fall below the nominal capital. Nominal capital is the sum of the par values of all of the issued shares of the Company’s capital stock at any moment in time.

Changing the Rights of the Shareholders. The general meeting of shareholders resolves upon any change in the Articles. A resolution to amend the Articles requires a resolution adopted at a General Meeting of Shareholders by the holder or holders of at least a majority of the shares of the Company at the time outstanding and entitled to vote and voted in person or by proxy, provided that the Company shall not, without the affirmative vote of the holders of 66% of the total outstanding number of shares of a given series or class of Preferred Shares voting in a Special Class Meeting, amend the Articles in any manner that adversely affects the preferences, powers, rights, or privileges of the holders of such series or class of Preferred Shares.

General Meetings. At least one general meeting of shareholders must be held each year. General meetings must be held in Curaçao. Special general meetings of shareholders may be called at any time by the Chairman, the Co-Chairman of the Board or by the Board of Directors upon no less than 12 nor more than 60 days’ written notice to the Company’s shareholders. Every shareholder, each person entitled to vote and each board member has the right to attend any meeting of shareholders in person or by proxy and to address the meeting. No action may be taken at any meeting of shareholders unless a quorum consisting of holders of at least one-half of the shares outstanding and entitled to vote are present at the meeting in person or by proxy.

Limitations to Own Securities. The Articles contain no limits on the right to own securities.

Change of Control. The Articles contain no provisions that would prevent or delay a change of control of the Company.

Disclosure of Ownership. The shares shall be entered into a share register, which is kept by the Board of Directors or by a registrar designated thereto by the Board of Directors. The entry shall mention amongst other things the name and address of the shareholder. The National Ordinance Holdings in Listed Companies 1991 imposes disclosure requirements if a shareholder holds voting rights in corporations which are incorporated in accordance with the former Netherlands Antilles/Curaçao law and are listed or traded on certain specified stock exchanges. The Nasdaq Capital Market is not one of them.

7

Board of Directors. In case of a conflict of interest between the Company and one or more directors, acting either in private or ex officio, the Company shall be represented by a person appointed thereto by the General Meeting of Shareholders or the Board of Directors. A director who knows or ought to understand that in a certain instance there is mention of a conflicting interest between the Company and him acting privately or ex officio, will timely inform the General Meeting of Shareholders or Board of Directors of such conflict of interest. No conflict of interest will be deemed to exist between the Company and one or more of its directors in case of a contract or transaction between the Company and any other corporation, partnership, association, or other organization in which one or more directors are directors or officers, or have a financial interest, solely for this reason, or solely because the director is present or participates in the meeting of the Board of Directors or Committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if : (a) the material facts are disclosed or are known to the Board of Directors, (b) the material facts are disclosed or are known to the shareholders entitled to vote thereon, (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a Committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes the contract or transaction.

The Articles do not grant borrowing powers to individual directors; nor do they require directors to resign at a certain age or to purchase a certain number of common shares.

PLAN OF DISTRIBUTION

We may sell or distribute our common shares from time to time in one or more public or private transactions:

•	through underwriters;
•	through agents;
•	to dealers;
•	directly to one or more purchasers;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	in block trades;
•	through a combination of any of the above; and
•	any other method permitted pursuant to applicable law.

Any sale or distribution may be effected by us:

•	at market prices prevailing at the time of sale;
•	at varying prices determined at the time of sale; or
•	at negotiated or fixed prices.

At any time a particular offer of the common shares is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the common shares and the proceeds to us from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In compliance with certain guidelines of the Financial Industry Regulatory Authority, or FINRA, with respect to shelf registration statements, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus and any applicable prospectus supplement.

In addition, we may distribute the common shares as a dividend or in a rights offering to our existing security holders. In some cases, we or dealers acting for us or on behalf of us may also repurchase the common shares and reoffer them to the public by one or more of the methods described above.

8

Through Underwriters

If underwriters are used in a sale or distribution, the common shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell or distribute the common shares in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The common shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the common shares if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the common shares in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

We may sell or distribute the common shares directly or through agents we designate from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the common shares covered by this prospectus, we will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.

Direct Sales

We may sell or distribute the common shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the common shares from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the common shares. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge the common shares to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

9

General

Agents, dealers and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus is part, with respect to the common shares we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common shares we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F (SEC File No. 000-20181) for the fiscal year ended December 31, 2014, filed with the SEC on March 30, 2015;

•

our Reports of Foreign Private Issuer on Form 6-K (SEC File No. 000-20181) furnished to the SEC on the following dates:

• March 31, 2015 (excluding quotes from members of the Company's management and IBEXI's management included in the press release appended as Exhibit 99.1 thereto);

• May 6, 2015 (only the Company’s GAAP financial statements with respect to the quarter ended March 31, 2015 attached to the press release annexed thereto);

• July 28, 2015 (excluding quotes from members of the Company's management included in the press release appended as Exhibit 99.1 thereto);

10

• August 5, 2015 (only the Company’s GAAP financial statements with respect to the quarter and six months ended June 30, 2015 attached to the press release annexed thereto); and
• October 14, 2015 (including the Company’s financial statements as of, and for the six month period ended, June 30, 2015, and the other exhibits thereto);
•	the description of our common shares set forth in our Registration Statement on Form 8-A filed with the Commission on May 7, 1992, as amended by Amendment No. 1 thereto, filed with the Commission on May 26, 1992, as the same may be amended further from time to time; and
•	with respect to each offering of common shares under this prospectus, each subsequent report on Form 20-F and each Report of Foreign Private Issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Sapiens International Corporation N.V.

Azrieli Center, 26 Harukmim St.

Holon, Israel 5885800

Attention: Legal Department

Tel: +972-3-790-2000

ENFORCEMENT OF CIVIL LIABILITIES

We are registered under the laws of Curaçao and our managing directors reside outside the United States, and substantially all of our assets are located outside the United States. As a result, it may not be possible to effect service of process within the United States on us or any such person or to enforce against us or any such person judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and Curaçao do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would not be directly enforceable in Curaçao.

In order to obtain a judgment that is enforceable in Curaçao the claim must be relitigated before a competent court in Curaçao. Under current practice, a judgment rendered in the United States will be recognized by a Curaçao court provided that:

(1) if that judgment results from proceedings compatible with Curaçao concepts of due process; and

(2) if the judgment does not contravene the public policy of Curaçao.

If the judgment is recognized by a Curaçao court, that court will generally grant the same award without review of the merits of the case.

LEGAL MATTERS

The validity of our common shares will be passed upon by Spigt Dutch Caribbean N.V., our Curaçao counsel.

EXPERTS

Our consolidated financial statements as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2014 have been audited by Kost Forer Gabbay & Kasierer (a member of EY Global), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and given on their authority as experts in accounting and auditing.

11

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Exemption of Office Holders

Book 2 of the Curaçao Civil Code, which deals with company law and applies to us as a Curaçao company, does not prohibit a company from exempting the members of the board of management or their supervisory board from liability against claims by third parties, nor does Curaçao law impose specific restrictions on such exemption, except in cases of willful misconduct or major negligence. In accordance with legal literature it is not possible for the Company to indemnify the directors for improper management in the event of gross negligence and willful misconduct.

Indemnification and Insurance

Article XII of our Articles of Association, as amended, provides as follows:

“12.1     The Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with request to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

12.2     The Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the company for improper conduct unless and only to the extent that the court in which such action or suit was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction shall deem proper.

12.3     To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 of this Article XII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

12.4     Any indemnification under paragraphs 1 and 2 of this Article XII (unless ordered by a court) shall be made by the Company only as authorized by contract approved, or by-laws, resolution or other action adopted or taken, by the Board of Directors or by the shareholders.

12.5     Expenses incurred in defending a civil or criminal action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Article XII.

12.6     The indemnification and advancement of expenses provided by or granted pursuant to the other paragraphs of this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

12.7     The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article XII.

12.8     For purpose of this Article XII, reference to the Company shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify his directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.”

Pursuant to the aforesaid allowances under Article XII of our Articles of Association, we have entered into indemnification agreements with our executive officers and directors. The amount of indemnification that we provide to our executive officers under these agreements is not specifically limited, except to the extent that Curaçao law may impose any limitation.

Item 9. Exhibits

The Exhibit Index is hereby incorporated herein by reference.

Item 10. Undertakings

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Holon, Israel on October 14, 2015.

Sapiens International Corporation N.V.

By:	/s/ Roni Al Dor
Name:	Roni Al Dor
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on October 14, 2015.

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Roni Al Dor and Roni Giladi, severally, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done provided two of the above-listed attorneys-in-fact act together on behalf of such person, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute or substitutes, may lawfully do or cause to be done by virtues hereof.

Signature	Title

/s/ Guy Bernstein
Guy Bernstein	Chairman of the Board

/s/ Roni Al Dor	Director and Chief Executive Officer
Roni Al Dor	(Principal executive officer)

/s/ Roni Giladi	Chief Financial Officer
Roni Giladi	(Principal financial and accounting officer)

/s/ Naamit Salomon
Naamit Salomon	Director

/s/ Yacov Elinav
Yacov Elinav	Director

/s/ Uzi Netanel
Uzi Netanel	Director

/s/ Eyal Ben Chlouche
Eyal Ben Chlouche	Director

United International Trust N.V.

By: /s/ G.E. Elias
Name: G.E. Elias	Director
Title: Managing Director - Chairman

Sapiens Americas Corporation	Authorized Representative in the United States

By: /s/ Gina Rubendall
Name: Gina Rubendall
Title: Director of Administration and Finance

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1	Articles of Association of Sapiens International Corporation N.V., as aended (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on April 23, 2014).

4.2	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form F-3 (SEC File No. 333-187185) filed with the SEC on March 11, 2013).

5.1#	Opinion of Spigt Dutch Caribbean N.V. regarding the validity of the common shares being registered.

10.1	Registration Rights Agreement, dated as of August 21, 2011, by and among Sapiens International Corporation N.V. and each of the stockholders listed on Schedule 1 attached thereto (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form F-3 (SEC File No. 333-187185) filed with the SEC on March 11, 2013).

23.1#	Consent of Spigt Dutch Caribbean N.V. (included in the opinion filed as Exhibit 5.1).

23.2#	Consent of Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm.

24.1#	Powers of Attorney (included as part of signature page).

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Report of Foreign Private Issuer on Form 6-K to be furnished or filed under the Exchange Act and incorporated herein by reference.

#	Filed herewith.